Exhibit 99.2

FINANCIAL INFORMATION (Cont.)
(Unaudited)
SUMMARY OF OPERATIONS
($ in thousands, except per-share data)			QUARTER	ENDED

	December 31	September 30	June 30		March 31	December 31
	2004	2004	2004		2004	2003

Interest income	$ 272,936	$ 261,558	$ 240,060		$ 227,879	$ 225,074
Interest expense	77,065	69,719	55,540		49,436	49,638

Net interest income	195,871	191,839	184,520		178,443	175,436
Provision for loan losses	12,000	12,250	12,000		12,000	13,300

Net interest income after provision	183,871	179,589	172,520		166,443	162,136

Noninterest income:
Service charges on deposits	48,047	48,115	44,736		40,786	42,519
Card-related fees	16,230	15,994	15,333		12,517	11,713
Mortgage banking	6,053	5,701	30,240		(7,149)	980
Retail investment fees	6,634	7,887	8,138		7,698	6,914
Trust fees	5,381	5,839	5,881		6,172	5,981
Insurance	4,344	4,808	4,766		4,807	3,940
Investment banking	6,206	5,017	3,653		3,784	3,101
Other service, collection and exchange charges	5,228	5,585	5,392		5,233	5,220
Other operating income	3,750	4,992	5,629		4,343	10,202
Securities gains (losses), net	43	153	(22,405)		1,865	(12,152)

Noninterest income	101,916	104,091	101,363		80,056	78,418

Noninterest expense:
Salaries and employee benefits	88,150	87,347	84,887		76,008	67,520
Occupancy and equipment	22,271	22,035	20,291		19,000	17,449
Data processing	9,337	9,540	10,044		9,207	8,492
Advertising and promotional expense	7,267	8,350	8,307		7,774	5,484
Stationery and supplies, postage and telecommunications	7,307	7,318	7,611		6,387	5,976
Amortization of purchase accounting intangibles	1,826	1,904	1,551		1,161	1,191
Foreclosed property expense, net	(911)	(493)	(250)		35	160
Other operating expense	32,672	30,350	28,361		25,487	25,333

Noninterest expense	167,919	166,351	160,802		145,059	131,605

Income before income taxes and minority interest	117,868	117,329	113,081		101,440	108,949
Income tax expense	40,746	40,823	39,700		35,419	37,456
Minority interest	5	40	31		--	--

Net income	$ 77,117	$ 76,466	$ 73,350		$ 66,021	$ 71,493

Net income per common share	$ 0.50	$ 0.50	$ 0.48		$ 0.43	$ 0.47
Net income per common share - assuming dilution	$ 0.49	$ 0.49	$ 0.47		$ 0.42	$ 0.46
Return on average assets	1.41%	1.44%	1.46%		1.42%	1.59%
Return on average equity	16.18%	16.40%	16.11%		14.66%	16.48%

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES	THREE	MONTHS	ENDED		YE	AR	ENDED
($ in millions)

	December 31	December 31		CHANGE	December 31		December 31	CHANGE
	2004	2003			2004		2003

Assets
Cash and due from banks	$ 640.6	$ 579.9		10%	$ 617.4		$ 595.7	4%
Short-term investments	501.6	101.4		395	255.3		230.4	11
Securities	4,301.2	3,942.0		9	4,151.2		3,943.1	5
Mortgage loans held for sale	83.8	226.9		(63)	122.1		421.9	(71)
Loans	15,555.9	12,513.8		24	14,558.0		11,915.0	22
Reserve for loan losses	(236.4)	(214.2)		10	(228.8)		(213.8)	7

Loans, net	15,319.5	12,299.6		25	14,329.2		11,701.2	22
Intangible assets:
Goodwill	337.5	209.1		61	292.5		209.1	40
Mortgage servicing rights	1.0	122.3		(99)	84.8		111.4	(24)
Other intangible assets	32.5	13.2		146	23.7		15.0	58
Other assets	654.0	484.9		35	575.0		529.2	9

Total assets	$ 21,871.7	$ 17,979.3		22%	$ 20,451.2		$ 17,757.0	15%

Liabilities
Noninterest-bearing deposits	$ 3,340.5	$ 2,858.4		17%	$ 3,176.2		$ 2,891.9	10%
Interest-bearing deposits	13,677.2	10,797.0		27	12,732.6		10,717.0	19

Total deposits	17,017.7	13,655.4		25	15,908.8		13,608.9	17
Short-term borrowings	537.2	969.9		(45)	719.4		709.6	1
Other liabilities	493.0	516.5		(5)	334.2		500.9	(33)
Debt	1,917.6	1,101.8		74	1,640.1		1,224.2	34

Total liabilities	19,965.5	16,243.6		23	18,602.5		16,043.6	16
Shareholders' equity	1,906.2	1,735.7		10	1,848.7		1,713.4	8

Total liabilities and shareholders' equity	$ 21,871.7	$ 17,979.3		22%	$ 20,451.2		$ 17,757.0	15%

FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES	December 31	December 31		September 30
($ in millions)	2004	2003	CHANGE	2004	CHANGE

Assets
Cash and due from banks	$ 612.9	$ 699.1	(12)%	$ 629.0	(3)%
Short-term investments	538.2	262.4	105	327.4	64
Securities	4,560.2	3,926.7	16	4,031.0	13
Mortgage loans held for sale	78.1	195.2	(60)	87.4	(11)
Loans:
Commercial	3,997.9	3,234.2	24	3,655.8	9
Small business	3,241.1	2,642.9	23	3,428.5	(5)
Consumer	8,480.2	7,005.9	21	8,417.7	1

Total loans	15,719.2	12,883.0	22	15,502.0	1
Reserve for loan losses	(227.6)	(213.3)	7	(235.2)	(3)

Loans, net	15,491.6	12,669.7	22	15,266.8	1
Intangible assets:
Goodwill	337.4	209.1	61	337.4	--
Mortgage servicing rights	1.6	118.3	(99)	0.4	300
Other intangible assets	31.7	12.7	150	33.5	(5)
Other assets	656.4	467.2	40	640.5	2

Total assets	$ 22,308.1	$ 18,560.4	20%	$ 21,353.4	4%

Liabilities
Noninterest-bearing deposits	$ 3,264.2	$ 2,827.6	15%	$ 3,245.5	1%
Interest-bearing deposits	14,114.7	11,331.9	25	13,496.2	5

Total deposits	17,378.9	14,159.5	23	16,741.7	4
Short-term borrowings	555.3	1,280.8	(57)	545.9	2
Other liabilities	521.4	240.8	117	249.1	109
Debt	1,910.6	1,101.8	73	1,925.2	(1)

Total liabilities	20,366.2	16,782.9	21	19,461.9	5

Shareholders' equity
Common stock	328.5	323.0	2	327.6	--
Surplus	563.0	515.3	9	551.8	2
Retained earnings	1,347.5	1,171.5	15	1,301.2	4
Treasury stock	(297.6)	(227.0)	31	(289.9)	3
Accumulated other comprehensive
income	15.2	12.8	19	18.9	(20)
Unearned compensation	(14.7)	(18.1)	(19)	(18.1)	(19)

Total shareholders' equity	1,941.9	1,777.5	9	1,891.5	3

Total liabilities and shareholders' equity	$ 22,308.1	$ 18,560.4	20%	$ 21,353.4	4%

FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES	December 31	September 30	June 30	March 31	December 31
($ in millions)	2004	2004	2004	2004	2003

Assets
Cash and due from banks	$ 612.9	$ 629.0	$ 623.5	$ 561.3	$ 699.1
Short-term investments	538.2	327.4	24.4	415.3	262.4
Securities	4,560.2	4,031.0	4,162.0	3,918.7	3,926.7
Mortgage loans held for sale	78.1	87.4	112.0	152.0	195.2
Loans:
Commercial	3,997.9	3,655.8	3,636.8	3,205.9	3,234.2
Small business	3,241.1	3,428.5	3,401.3	2,730.9	2,642.9
Consumer	8,480.2	8,417.7	8,291.5	7,155.1	7,005.9

Total loans	15,719.2	15,502.0	15,329.6	13,091.9	12,883.0
Reserve for loan losses	(227.6)	(235.2)	(235.1)	(213.5)	(213.3)

Loans, net	15,491.6	15,266.8	15,094.5	12,878.4	12,669.7
Intangible assets:
Goodwill	337.4	337.4	337.4	209.1	209.1
Mortgage servicing rights	1.6	0.4	125.3	102.8	118.3
Other intangible assets	31.7	33.5	35.4	11.5	12.7
Other assets	656.4	640.5	796.6	467.7	467.2

Total assets	$ 22,308.1	$ 21,353.4	$ 21,311.1	$ 18,716.8	$ 18,560.4

Liabilities
Noninterest-bearing deposits	$ 3,264.2	$ 3,245.5	$ 3,224.5	$ 3,180.6	$ 2,827.6
Interest-bearing deposits	14,114.7	13,496.2	13,153.1	11,701.6	11,331.9

Total deposits	17,378.9	16,741.7	16,377.6	14,882.2	14,159.5
Short-term borrowings	555.3	545.9	793.2	640.1	1,280.8
Other liabilities	521.4	249.1	342.9	261.0	240.8
Debt	1,910.6	1,925.2	1,956.0	1,101.7	1,101.8

Total liabilities	20,366.2	19,461.9	19,469.7	16,885.0	16,782.9

Shareholders' equity
Common stock	328.5	327.6	326.2	325.1	323.0
Surplus	563.0	551.8	540.1	532.0	515.3
Retained earnings	1,347.5	1,301.2	1,255.5	1,209.9	1,171.5
Treasury stock	(297.6)	(289.9)	(267.5)	(252.6)	(227.0)
Accumulated other comprehensive
income	15.2	18.9	5.2	35.5	12.8
Unearned compensation	(14.7)	(18.1)	(18.1)	(18.1)	(18.1)

Total shareholders' equity	1,941.9	1,891.5	1,841.4	1,831.8	1,777.5

Total liabilities and shareholders' equity	$ 22,308.1	$ 21,353.4	$ 21,311.1	$ 18,716.8	$ 18,560.4

FINANCIAL INFORMATION (Cont.)
(Unaudited)
SELECTED FINANCIAL DATA	4Q 2004	3Q 2004	2Q 2004	1Q 2004	4Q 2003

Net income per common share	$ 0.50	$ 0.50	$ 0.48	$ 0.43	$ 0.47
Net income per common share - assuming dilution	$ 0.49	$ 0.49	$ 0.47	$ 0.42	$ 0.46
Return on average assets	1.41%	1.44%	1.46%	1.42%	1.59%
Return on average equity	16.18%	16.40%	16.11%	14.66%	16.48%
Net interest margin--taxable equivalent	3.90%	3.90%	4.00%	4.17%	4.27%
Efficiency ratio	56.12%	55.97%	51.91%	56.18%	49.18%
Common shares outstanding (000s)	155,245	155,061	155,174	155,286	155,261
Average common shares outstanding (000s)(1)	153,845	153,908	153,805	153,876	153,669
Average common shares outstanding (000s)
- assuming dilution(1)	157,240	156,899	156,353	156,960	156,572
Book value per common share	$ 12.60	$ 12.31	$ 11.98	$ 11.91	$ 11.55
Tangible book value per common share	$ 10.21	$ 9.90	$ 9.55	$ 10.47	$ 10.11
Tangible equity as a % of tangible assets	7.17%	7.25%	7.01%	8.71%	8.48%
Average equity as a % of average assets	8.72%	8.77%	9.06%	9.71%	9.65%
Leverage ratio	7.51%	7.46%	7.69%	8.56%	8.65%
CREDIT QUALITY DATA
($ in thousands)
Nonperforming loans	$ 65,086	$ 64,328	$ 64,761	$ 52,863	$ 55,576
Foreclosed assets	11,685	11,143	11,930	10,688	11,512
Excess bank-owned property	986	264	265	369	678

Total nonperforming assets	$ 77,757	$ 75,735	$ 76,956	$ 63,920	$ 67,766

Loans 90 days or more past due	$ 9,569	$ 8,743	$ 9,074	$ 6,661	$ 7,730
Provision for loan losses	$ 12,000	$ 12,250	$ 12,000	$ 12,000	$ 13,300
Net charge-offs	$ 13,659	$ 12,094	$ 11,262	$ 11,772	$ 13,305
Reserve for loan losses	$227,574	$235,233	$235,077	$213,503	$ 213,275
Net charge-offs as a % of average loans	0.35%	0.31%	0.32%	0.36%	0.43%
Reserves as a % of total loans	1.45%	1.52%	1.53%	1.63%	1.66%
Reserves as a % of nonperforming loans	349.65%	365.68%	362.99%	403.88%	383.75%
Nonperforming loan ratio	0.41%	0.41%	0.42%	0.40%	0.43%
Nonperforming asset ratio	0.49%	0.49%	0.50%	0.49%	0.53%
(1) net of uncommitted ESOP shares

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST					QUARTER	ENDED
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)	December	31,	2004			September	30,	2004		December	31,	2003

	Average				Average					Average
	Balance	Interest		Rate	Balance		Interest		Rate	Balance	Interest		Rate

Assets
Interest-earning assets:
Loans	$ 15,555.9	$227,792		5.83%	$ 15,407.4		$218,503		5.65%	$ 12,513.8	$184,568		5.86%
Securities	4,062.1	43,003		4.23	4,150.7		42,648		4.11	3,638.5	38,543		4.24
Short-term investments	501.6	2,451		1.94	111.1		461		1.65	101.4	408		1.59
Mortgage loans held for sale	83.8	1,169		5.58	92.1		1,383		6.01	226.9	3,163		5.58

Total interest-earning assets	20,203.4	$274,415		5.41%	19,761.3		$262,995		5.30%	16,480.6	$226,682		5.47%

Reserve for loan losses	(236.4)				(236.6)					(214.2)
Noninterest-earning assets	1,904.7				1,744.4					1,712.9

Total assets	$ 21,871.7				$ 21,269.1					$ 17,979.3

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW/Money market/Savings accounts	$ 7,529.9	$ 22,166		1.17%	$ 7,489.4		$ 19,756		1.05%	$ 6,320.6	$ 11,050		0.69%
Other consumer time deposits	3,350.4	20,816		2.47	3,193.0		18,602		2.32	2,228.9	15,545		2.77
Public fund certificates of deposit
of $100,000 or more	783.1	3,699		1.88	757.8		2,869		1.51	741.7	2,262		1.21
Certificates of deposit of $100,000 or more	1,243.1	9,070		2.90	1,230.5		8,559		2.77	870.2	6,424		2.93
Foreign time deposits	770.7	3,221		1.66	654.9		2,047		1.24	635.6	1,357		0.85

Total interest-bearing deposits	13,677.2	58,972		1.72	13,325.6		51,833		1.55	10,797.0	36,638		1.35
Short-term borrowings	537.2	2,015		1.49	586.0		1,605		1.09	969.9	1,964		0.80
Debt	1,917.6	16,078		3.29	1,950.9		16,281		3.28	1,101.8	11,036		3.97

Total interest-bearing liabilities	16,132.0	$ 77,065		1.90%	15,862.5		$ 69,719		1.74%	12,868.7	$ 49,638		1.53%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	3,340.5				3,257.9					2,858.4
Other liabilities	493.0				283.3					516.5

Total noninterest-bearing liabilities	3,833.5				3,541.2					3,374.9

Total shareholders' equity	1,906.2				1,865.4					1,735.7

Total liabilities and shareholders' equity	$ 21,871.7				$ 21,269.1					$ 17,979.3

Net interest income/margin		$197,350		3.90%			$193,276		3.90%		$177,044		4.27%

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST				YEAR	ENDED
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)	December	31,	2004			December	31,	2003

	Average					Average
	Balance	Interest		Rate		Balance	Interest		Rate

Assets
Interest-earning assets:
Loans	$ 14,558.0	$ 829,977		5.70%		$ 11,915.0	$735,247		6.17%
Securities	4,062.3	167,592		4.13		3,717.6	156,457		4.21
Short-term investments	255.3	4,217		1.65		230.4	3,424		1.49
Mortgage loans held for sale	122.1	6,644		5.44		421.9	22,010		5.22

Total interest-earning assets	18,997.7	$1,008,430		5.31%		16,284.9	$917,138		5.63%

Reserve for loan losses	(228.8)					(213.8)
Noninterest-earning assets	1,682.3					1,685.9

Total assets	$ 20,451.2					$ 17,757.0

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW/Money market/Savings accounts	$ 7,292.1	$ 67,943		0.93%		$ 6,090.4	$ 45,141		0.74%
Other consumer time deposits	2,851.5	70,332		2.47		2,307.1	67,228		2.91
Public fund certificates of deposit
of $100,000 or more	793.1	11,382		1.44		838.2	13,175		1.57
Certificates of deposit of $100,000 or more	1,116.5	31,514		2.82		904.2	27,083		3.00
Foreign time deposits	679.4	8,004		1.18		577.1	5,668		0.98

Total interest-bearing deposits	12,732.6	189,175		1.49		10,717.0	158,295		1.48
Short-term borrowings	719.4	7,146		0.99		709.6	6,338		0.89
Debt	1,640.1	55,439		3.38		1,224.2	74,919		6.12

Total interest-bearing liabilities	15,092.1	$ 251,760		1.67%		12,650.8	$239,552		1.89%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	3,176.2					2,891.9
Other liabilities	334.2					500.9

Total noninterest-bearing liabilities	3,510.4					3,392.8

Total shareholders' equity	1,848.7					1,713.4

Total liabilities and shareholders' equity	$ 20,451.2					$ 17,757.0

Net interest income/margin		$ 756,670		3.98%			$677,586		4.16%

FINANCIAL INFOMATION (Cont.)
(Unaudited)
RECONCILIATION OF SELECTED NON-GAAP FINANCIAL INFORMATION
PERIOD-END BALANCES
($ in millions)

	December 31 2004		December 31 2003		CHANGE		Coastal at Legal Merger*		December 31, 2004 Adjusted to Exclude Coastal	Adjusted December 31, 2004 to December 31, 2003 CHANGE
Loans	$ 15,719.	2	$ 12,883.	0	22%		$ 1,957.8		$ 13,761.4	7%

Deposits	$ 17,378.	9	$ 14,159.	5	23%		$ 1,695.9		$ 15,683.0	11%

*Coastal Bancorp, Inc. balances at legal merger date 5/13/04.

COASTAL MERGER EXPENSE DETAIL
($ in thousands)
	4Q 2004		3Q 2004			2Q 2004		1Q 2004

Salaries and benefits	$ 245		$ 662			$ 1,034		$ ---
Occupancy and equipment	---		5			450		---
Data Processing	34		178			374		55
Advertising and promotional expense	33		636			632		42
Stationery and supplies, postage
and telecommunications	6		170			128		6
Other operating expense	420		672			562		104

Total merger costs	$ 738		$ 2,323			$ 3,180		$ 207

MORTGAGE BANKING
($ in thousands)	4Q 2004		3Q 2004		2Q 2004		1Q 2003		4Q 2003

Mortgage loan origination and servicing fees	$ 4,610		$ 9,817		$ 9,614		$ 9,901		$ 10,117
Gains on sales of mortgage loans	2,492		3,159		4,069		2,180		3,085
Loss on sale of mortgage servicing rights	(926)		(982)		--		--		--
Amortization of mortgage servicing rights	(123)		(6,293)		(7,443)		(9,230)		(8,722)
Reversal of (provision for) temporary impairment of
mortgage servicing rights	--		--		24,000		(10,000)		(3,500)

Mortgage banking	$ 6,053		$ 5,701		$30,240		($ 7,149)		$ 980

FINANCIAL INFORMATION (Cont.)
(Unaudited)
NET LOSS RELATED TO TEXAS DE NOVO BRANCHES
Year ended
December 31, 2004

Net interest income after assumed provision and funding costs	$ 8,103
Noninterest income	2,404
Noninterest expense	21,502

Loss before income taxes	(10,995)
Income tax benefit	(3,848)

Net loss related to Texas de novo branches	($ 7,147)

Net loss related to Texas de novo branches per common share	($ 0.05)
Net loss related to Texas de novo branches per common share - assuming dilution	($ 0.05)